EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Allied Defense Group, Inc.
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-101724) and Form S-8 (Nos. 2-96771, 33-25677, 33-41422, 33-45303, 33-57170 and 33-57172) of The Allied Defense Group, Inc. of our reports dated March 22, 2007, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of The Allied Defense Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K, for the years ended December 31, 2006 and 2005. Our report relating to the consolidated financial statements and financial statement schedules contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Also, our report relating to the effectiveness of The Allied Defense Group, Inc.’s internal control over financial reporting dated March 22, 2007, expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ BDO Seidman LLP

Bethesda, Maryland
March 22, 2007

E-3